Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of July 15, 2021 (the “First Amendment Effective Date”), is made by and among JOHNSON OUTDOORS INC., a Wisconsin corporation,  JOHNSON OUTDOORS WATERCRAFT INC., a Delaware corporation, JOHNSON OUTDOORS MARINE ELECTRONICS, INC., an Alabama corporation, JOHNSON OUTDOORS DIVING LLC, a Delaware limited liability company, UNDER SEA INDUSTRIES, INC., a Delaware corporation, and  JOHNSON OUTDOORS GEAR, INC., a Delaware corporation  (each a "Borrower" and collectively "Borrowers"), each of the Lenders (as defined in the Credit Agreement) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (hereinafter referred to in such capacity as the “Administrative Agent”).

WlTNESSETH:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent entered into the Amended and Restated Credit Agreement dated as of November 15, 2017 (and as may be amended, restated, modified or supplemented, the "Credit Agreement"), pursuant to which the Lenders have extended credit to the Borrowers;

WHEREAS, the Borrowers have requested that certain amendments be made as set forth in more detail herein; and

WHEREAS, the Administrative Agent and the Lenders party to this Amendment (constituting Required Lenders) are willing to consent to the requested amendments to the Credit Agreement as provided in, and on the terms and conditions contained in, this Amendment.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereafter set forth, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Section 1.1          Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.

Section 1.2          Amendments to Credit Agreement.  Effective as of the First Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended and Restated Credit Agreement attached as Annex A hereto (the “Amended Credit Agreement”).  The Schedules to the Credit Agreement are also being amended to reflect the modifications set forth in the Schedules attached and affixed to Annex A.  All Exhibits to the Credit Agreement shall continue in full force and effect.

ARTICLE II

Section 2.1          No Other Amendments.  Except as amended hereby, the terms and provisions of the Credit Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Potential Default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders' or Administrative Agent's rights and remedies (all of which are hereby reserved).

Section 2.2          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as of the date of this Amendment as follows:

(a)        the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) result in any breach of (A) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (B) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or (ii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents);

(b)         this Amendment has been duly executed and delivered by such Loan Party, and this Amendment, the Credit Agreement and each other Loan Document (in each case, as amended hereby) constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c)        the representations and warranties of such Loan Party contained in Article 6 of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall remain true and correct in all material respects as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Section 6.1.6 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.3.1 and 8.3.2 of the Credit Agreement, as applicable;

(d)         immediately before and after the effectiveness of this Amendment, no Potential Default or Event of Default has occurred and is continuing; and

(e)          since June 30, 2021, nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which results in a Material Adverse Change.

Section 2.3         Conditions to Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent, each in form and substance reasonably satisfactory to the Administrative Agent, its legal counsel and each of the Lenders party hereto:

(a)         Amendment.  The Administrative Agent shall have received executed counterparts of this Amendment signed on behalf of (A) each Loan Party and (B) the Lenders party hereto consisting of the Required Lenders.

(b)          Officer's Certificate.  The Administrative Agent shall have received a Certificate executed by an Authorized Officer of each of the Loan Parties attesting that the representations and warranties of the Loan Parties contained in Article 6 of the Credit Agreement including as amended by the modifications and additional representations and warranties of this Amendment, and of each Loan Party in each of the other Loan Documents shall be true and accurate in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, and that each of the Loan Parties has performed and complied with all covenants and conditions hereof and thereof, and that no Event of Default or Potential Default shall have occurred and be continuing or shall exist, and no material litigation is pending and no Material Adverse Change has occurred.

(c)          Secretary's Certificates.  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i)           all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

(ii)       the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii)     copies of its organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement or limited liability company certificate and operating agreement, as the case may be, as in effect on the date hereof (or a certification that the same have not been amended or otherwise modified since the same were last certified to the Administrative Agent and the Lenders on November 15, 2017, and remain in full force and effect on the date hereof) and, in the case of the certificate of incorporation of the Borrower, certified by the appropriate state official where such document is filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Loan Party), together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation.

(d)         Legal Opinion.  There shall be delivered to the Administrative Agent for the benefit of the Lenders a legal opinion of the Loan Parties’ counsel covering such items as required by the Administrative Agent and its legal counsel, including without limitation, entity existence and authority and enforceability of this Amendment.

(e)          Certificate of Beneficial Owners; USA Patriot Act Diligence.  Administrative Agent and each Lender shall have received, in form and substance acceptable to Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

(f)          Lien Searches.  Administrative Agent shall have received uniform commercial code/bankruptcy/pending litigation and judgment lien searches on each Loan Party in the jurisdiction of formation and principal place of business for each Loan Party, which search results shall be dated within at least 30 days prior to the First Amendment Effective Date and which search results shall not reveal any Liens other than Permitted Liens.

(g)         Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.  Without limiting the generality of the foregoing, the Loan Parties and Lenders hereby (i) agree that, for all purposes of this Amendment, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Amendment or any other Loan Documents based solely on the lack of paper original copies of  such Amendment and Loan Documents, including with respect to any signature pages thereto.

(h)          Fees.  The Borrowers shall have paid all fees, costs and expenses for which the Administrative Agent and the Lenders are entitled to be paid or reimbursed in accordance with the fee letter dated June 10, 2021, between the Borrowers and the Administrative Agent, including but not limited to the fees and expenses of the Administrative Agent's legal counsel.

Section 2.4           Miscellaneous.

(a)          This Amendment shall become effective as provided in Section 2.3.

(b)       The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed, and shall, as so amended, remain in full force and effect.  From and after the date that the amendments herein described take effect, all reference to the "Agreement" in the Credit Agreement and in the other Loan Documents, shall be deemed to be references to the Credit Agreement as amended by this Amendment.

(c)          This Amendment shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

(d)          Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Borrowers, the other Loan Parties, each Lender, and Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

(e)          This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

JOHNSON OUTDOORS INC.

By:	/s/ Donald P. Sesterhenn
Name:	Donald P. Sesterhenn
Title:	Assistant Treasurer

JOHNSON OUTDOORS WATERCRAFT INC.

By:	/s/ Donald P. Sesterhenn
Name:	Donald P. Sesterhenn
Title:	Secretary and Treasurer

JOHNSON OUTDOORS MARINE ELECTRONICS, INC.

By:	/s/ Donald P. Sesterhenn
Name:	Donald P. Sesterhenn
Title:	Secretary

JOHNSON OUTDOORS DIVING LLC

By:	/s/ Donald P. Sesterhenn
Name:	Donald P. Sesterhenn
Title:	Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWERS (continued):

UNDER SEA INDUSTRIES, INC.

By:	/s/ Donald P. Sesterhenn
Name:	Donald P. Sesterhenn
Title:	President

JOHNSON OUTDOORS GEAR, INC.

By:	/s/ Donald P. Sesterhenn
Name:	Donald P. Sesterhenn
Title:	Secretary and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Joseph Vehec
Name:	Joseph Vehec
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ASSOCIATED BANK, N.A.

By:	/s/ Dan Holzhauer
Name:	Dan Holzhauer
Title:	Senior Vice President

Annex A

$75,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

JOHNSON OUTDOORS INC.,
JOHNSON OUTDOORS WATERCRAFT INC.,
JOHNSON OUTDOORS MARINE ELECTRONICS, INC.,
JOHNSON OUTDOORS DIVING LLC,
UNDER SEA INDUSTRIES, INC., and
JOHNSON OUTDOORS GEAR, INC.,
as Borrowers

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

PNC CAPITAL MARKETS LLC, as Sole Lead Arranger and Sole Bookrunner

Dated as of November 15, ~~2017~~2017, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 15, 2021

TABLE OF CONTENTS

Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		~~24~~26
	1.3	Accounting Principles; Changes in GAAP.		~~25~~26
	1.4	LIBOR Notification		27

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			~~26~~28
	2.1	Revolving Credit Commitments.		~~26~~28
		2.1.1	Revolving Credit Loans.	~~26~~28
		2.1.2	Swing Loan Commitment.	~~26~~28
	2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.		~~26~~29
	2.3	Commitment Fees.		~~26~~29
	2.4	Termination or Reduction of Revolving Credit Commitments.		~~27~~29
	2.5	Revolving Credit Loan Requests; Swing Loan Requests.		~~27~~30
		2.5.1	Revolving Credit Loan Requests.	~~27~~30
		2.5.2	Swing Loan Requests.	~~28~~30
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.		~~28~~30
		2.6.1	Making Revolving Credit Loans.	~~28~~30
		2.6.2	Presumptions by the Administrative Agent.	~~28~~31
		2.6.3	Making Swing Loans.	~~29~~31
		2.6.4	Repayment of Revolving Credit Loans.	~~29~~31
		2.6.5	Borrowings to Repay Swing Loans.	~~29~~31
		2.6.6	Swing Loans Under Cash Management Agreements.	~~29~~32
	2.7	Notes.		~~30~~32
	2.8	Use of Proceeds.		~~30~~32
	2.9	Letter of Credit Subfacility.		~~30~~33
		2.9.1	Issuance of Letters of Credit.	~~30~~32
		2.9.2	Letter of Credit Fees.	~~31~~34
		2.9.3	Disbursements, Reimbursement.	~~32~~34
		2.9.4	Repayment of Participation Advances.	~~33~~35
		2.9.5	Documentation.	~~33~~35
		2.9.6	Determinations to Honor Drawing Requests.	~~34~~36
		2.9.7	Nature of Participation and Reimbursement Obligations.	~~34~~36
		2.9.8	Indemnity.	~~35~~38
		2.9.9	Liability for Acts and Omissions.	~~36~~38
		2.9.10	Issuing Lender Reporting Requirements.	~~37~~39
	2.10	Defaulting Lenders.		~~37~~39
	2.11	Increase in Commitments and Added Term Loans.		~~39~~41

3.	RESERVED			~~41~~43

(i)

4.	INTEREST RATES			~~41~~43
	4.1	Interest Rate Options.		~~41~~43
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	~~41~~44
		4.1.2	Rate Quotations.	~~42~~44
	4.2	Interest Periods.		~~42~~44
		4.2.1	Amount of Borrowing Tranche.	~~42~~44
		4.2.2	Renewals.	~~42~~44
	4.3	Interest After Default.		~~42~~45
		4.3.1	Letter of Credit Fees, Interest Rate.	~~42~~45
		4.3.2	Other Obligations.	~~42~~45
		4.3.3	Acknowledgment.	~~43~~45
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available~~.~~ Benchmark Replacement Setting.		~~43~~45
		4.4.1	Unascertainable.	~~43~~45
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	~~43~~45
		4.4.3	Administrative Agent's and Lender's Rights.	~~43~~46
		4.4.4	Benchmark Replacement Setting.	46
	4.5	Selection of Interest Rate Options.		~~44~~55

5.	PAYMENTS			~~44~~55
	5.1	Payments.		~~44~~55
	5.2	Pro Rata Treatment of Lenders.		~~45~~55
	5.3	Sharing of Payments by Lenders.		~~45~~56
	5.4	Presumptions by Administrative Agent.		~~46~~56
	5.5	Interest Payment Dates.		~~46~~57
	5.6	Voluntary Prepayments.		~~46~~57
		5.6.1	Right to Prepay.	~~46~~57
		5.6.2	Replacement of a Lender.	~~47~~58
		5.6.3	Designation of a Different Lending Office.	~~48~~58
	5.7	INTENTIONALLY DELETED.		~~48~~59
	5.8	Increased Costs.		~~48~~59
		5.8.1	Increased Costs Generally.	~~48~~59
		5.8.2	Capital Requirements.	~~49~~60
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	~~49~~60
		5.8.4	Delay in Requests.	~~49~~60
	5.9	Taxes.		~~49~~60
		5.9.1	Issuing Lender.	~~49~~60
		5.9.2	Payments Free of Taxes.	~~49~~60
		5.9.3	Payment of Other Taxes by the Loan Parties.	~~50~~60
		5.9.4	Indemnification by the Loan Parties.	~~50~~61
		5.9.5	Indemnification by the Lenders.	~~50~~61
		5.9.6	Evidence of Payments.	~~50~~61
		5.9.7	Status of Lenders.	~~51~~61
		5.9.8	Treatment of Certain Refunds.	~~53~~63
		5.9.9	Survival.	~~53~~64
	5.10	Indemnity.		~~53~~64
	5.11	Settlement Date Procedures.		~~54~~64

(ii)

6.	REPRESENTATIONS AND WARRANTIES			~~54~~65
	6.1	Representations and Warranties.		~~54~~65
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.	~~54~~65
		6.1.2	Subsidiaries and Owners; Investment Companies.	~~55~~65
		6.1.3	Validity and Binding Effect.	~~55~~66
		6.1.4	No Conflict; Material Agreements; Consents.	~~55~~66
		6.1.5	Litigation.	~~56~~66
		6.1.6	Financial Statements.	~~56~~66
		6.1.7	Margin Stock.	~~56~~67
		6.1.8	Full Disclosure.	~~57~~67
		6.1.9	Taxes.	~~57~~67
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc.	~~57~~68
		6.1.11	[RESERVED]	~~57~~68
		6.1.12	Insurance.	~~57~~68
		6.1.13	ERISA Compliance.	~~57~~68
		6.1.14	Environmental Matters.	~~58~~69
		6.1.15	Solvency.	~~58~~69
		6.1.16	Sanctions and other Anti-Terrorism Laws.	~~58~~69
		6.1.17	Anti-Corruption Laws.	69
		6.1.18	Certificate of Beneficial Ownership.	69
		6.1.19	Labor Matters.	~~58~~69
	6.2	Updates to Schedules.		~~58~~69

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			~~59~~70
	7.1	First Loans and Letters of Credit.		~~59~~70
		7.1.1	Deliveries.	~~59~~70
		7.1.2	Payment of Fees.	~~60~~71
	7.2	Each Loan or Letter of Credit.		~~60~~71

8.	COVENANTS			~~60~~71
	8.1	Affirmative Covenants.		~~61~~71
		8.1.1	Preservation of Existence, Etc.	~~61~~71
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	~~61~~71
		8.1.3	Maintenance of Insurance.	~~61~~72
		8.1.4	Maintenance of Properties and Leases.	~~61~~72
		8.1.5	Visitation Rights.	~~61~~72
		8.1.6	Keeping of Records and Books of Account.	~~62~~73
		8.1.7	Compliance with Laws; Use of Proceeds.	~~62~~73
		8.1.8	[RESERVED].	~~62~~73
		8.1.9	Sanctions and other Anti-Terrorism Laws; ~~International Trade Compliance.~~Anti-Corruption Laws.	~~62~~73
		8.1.10	Keepwell.	~~62~~73
		8.1.11	Certificate of Beneficial Ownership and Other Additional Information.	73

(iii)

	8.2	Negative Covenants.		~~63~~74
		8.2.1	Indebtedness.	~~63~~74
		8.2.2	Liens; Lien Covenants.	~~63~~74
		8.2.3	Guaranties.	~~63~~74
		8.2.4	Loans and Restricted Investments~~.~~ in Foreign Subsidiaries.	~~64~~75
		8.2.5	Dividends, Stock Repurchases and Related Distributions.	~~64~~75
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	~~64~~75
		8.2.7	Dispositions of Assets or Subsidiaries.	~~65~~76
		8.2.8	Affiliate Transactions.	~~66~~77
		8.2.9	Subsidiaries, Partnerships and Joint Ventures.	~~66~~77
		8.2.10	Continuation of or Change in Business.	~~66~~77
		8.2.11	Fiscal Year.	~~66~~77
		8.2.12	[Reserved].	~~66~~77
		8.2.13	Changes in Organizational Documents.	~~67~~77
		8.2.14	Maximum Leverage Ratio.	~~67~~78
		8.2.15	Minimum Interest Coverage Ratio.	~~67~~78
		8.2.16	Limitation on Negative Pledges.~~.~~	~~67~~78
		8.2.17	Sanctions and other Anti-Terrorism Laws.	78
		8.2.18	Anti-Corruption Laws.	78
	8.3	Reporting Requirements.		~~67~~79
		8.3.1	Quarterly Financial Statements.	~~67~~79
		8.3.2	Annual Financial Statements.	~~67~~79
		8.3.3	Certificate of the Borrowers.	~~68~~79
		8.3.4	Notices.	~~68~~79
		8.3.5	Posting Information.	~~69~~80

9.	DEFAULT			~~69~~80
	9.1	Events of Default.		~~69~~80
		9.1.1	Payments Under Loan Documents.	~~69~~81
		9.1.2	Breach of Warranty.	~~69~~81
		9.1.3	Anti-Terrorism Laws.	~~70~~81
		9.1.4	Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws.	~~70~~81
		9.1.5	Breach of Other Covenants.	~~70~~81
		9.1.6	Defaults in Other Agreements or Indebtedness.	~~70~~81
		9.1.7	Final Judgments or Orders.	~~70~~81
		9.1.8	Loan Document Unenforceable.	~~70~~81
		9.1.9	Uninsured Losses; Proceedings Against Assets.	~~70~~82
		9.1.10	Events Relating to Pension Plans and Multiemployer Plans.	~~70~~82
		9.1.11	Change of Control.	~~71~~82
		9.1.12	Relief Proceedings.	~~71~~82
	9.2	Consequences of Event of Default.		~~71~~82
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	~~71~~82
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	~~71~~83
		9.2.3	Set-off.	~~71~~83
		9.2.4	Enforcement of Rights and Remedies.	~~72~~83
		9.2.5	Application of Proceeds.	~~72~~84

(iv)

10.	THE ADMINISTRATIVE AGENT			~~73~~85
	10.1	Appointment and Authority.		~~73~~85
	10.2	Rights as a Lender.		~~74~~85
	10.3	Exculpatory Provisions.		~~74~~85
	10.4	Reliance by Administrative Agent.		~~75~~86
	10.5	Delegation of Duties.		~~75~~86
	10.6	Resignation of Administrative Agent.		~~75~~87
	10.7	Non-Reliance on Administrative Agent and Other Lenders.		~~76~~87
	10.8	No Other Duties, etc.		~~76~~88
	10.9	Administrative Agent's Fee.		~~77~~88
	10.10	Authorization to Release Guarantors.		~~77~~88
	10.11	No Reliance on Administrative Agent's Customer Identification Program.		~~77~~88
	10.12	ERISA Matters.		88
	10.13	Erroneous Payments		90

11.	MISCELLANEOUS			~~77~~93
	11.1	Modifications, Amendments or Waivers.		~~77~~93
		11.1.1	Increase of Commitment.	~~77~~93
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.	~~78~~93
		11.1.3	Release of Guarantor.	~~78~~93
		11.1.4	Miscellaneous.	~~78~~93
	11.2	No Implied Waivers; Cumulative Remedies.		~~78~~94
	11.3	Expenses; Indemnity; Damage Waiver.		~~79~~94
		11.3.1	Costs and Expenses.	~~79~~94
		11.3.2	Indemnification by the Borrowers.	~~79~~95
		11.3.3	Reimbursement by Lenders.	~~80~~96
		11.3.4	Waiver of Consequential Damages, Etc.	~~80~~96
		11.3.5	Payments.	~~80~~96
	11.4	Holidays.		~~81~~96
	11.5	Notices; Effectiveness; Electronic Communication.		~~81~~96
		11.5.1	Notices Generally.	~~81~~96
		11.5.2	Electronic Communications.	~~81~~97
		11.5.3	Change of Address, Etc.	~~82~~97
	11.6	Severability.		~~82~~97
	11.7	Duration; Survival.		~~82~~97
	11.8	Successors and Assigns.		~~82~~98
		11.8.1	Successors and Assigns Generally.	~~82~~98
		11.8.2	Assignments by Lenders.	~~82~~98
		11.8.3	Register.	~~84~~100
		11.8.4	Participations.	~~84~~100
		11.8.5	Certain Pledges; Successors and Assigns Generally.	~~85~~101
	11.9	Confidentiality.		~~85~~101
		11.9.1	General.	~~85~~101
		11.9.2	Sharing Information With Affiliates of the Lenders	~~86~~102
	11.10	Counterparts; Integration; Effectiveness.		~~86~~102
		11.10.1	Counterparts; Integration; Effectiveness.	~~86~~102
	11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.		~~87~~102
		11.11.1	Governing Law.	~~87~~102
		11.11.2	SUBMISSION TO JURISDICTION.	~~87~~102
		11.11.3	WAIVER OF VENUE.	~~87~~103
		11.11.4	SERVICE OF PROCESS.	~~88~~103
		11.11.5	WAIVER OF JURY TRIAL.	~~88~~103
		11.12	USA Patriot Act Notice.	~~88~~104
		11.13	Borrower Agent.	~~88~~104
		11.14	Joint and Several Obligations of Borrowers.	~~88~~104
		11.15	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~91~~106
		11.16	Acknowledgement Regarding any Supported QFCs.	107
		11.17	Amendment and Restatement, No Novation.~~.~~	~~91~~108

(v)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 2.9.1	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	-	BORROWER JOINDER
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.11	-	LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

(vi)

AMENDED AND RESTATED CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, the "Agreement") ~~is~~ dated as of November 15, ~~2017 and~~2017, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 15, 2021, is made by and among JOHNSON OUTDOORS INC., a Wisconsin corporation,  JOHNSON OUTDOORS WATERCRAFT INC., a Delaware corporation, JOHNSON OUTDOORS MARINE ELECTRONICS, INC., an Alabama corporation, JOHNSON OUTDOORS DIVING LLC, a Delaware limited liability company, UNDER SEA INDUSTRIES, INC., a Delaware corporation, and  JOHNSON OUTDOORS GEAR, INC., a Delaware corporation  (each a "Borrower" and collectively "Borrowers"), each of the other BORROWERS from time to time party hereto, each of the GUARANTORS (as hereinafter defined) from time to time party hereto, the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent").

The Borrowers, the Lenders and PNC Bank, National Association, as Administrative Agent, are parties to that certain Credit Agreement dated as of September 16, 2013 (the “Existing Credit Agreement”), pursuant to which the lenders thereunder have made available to the Borrowers a revolving credit facility in an aggregate principal amount not to exceed $90,000,000.

The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $75,000,000, subject to increase and/or the incurrence of a term facility upon the request of the Borrowers on the terms and conditions set forth herein.  In connection with such request, the Borrowers, the Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement.  In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.          CERTAIN DEFINITIONS

1.1         Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Added Term Loans shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Added Term Loans].

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent's Fee shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Administrative Agent's Letter shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.  For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Alternate Source means as is specified in the definition of LIBOR Rate.

Anti-Corruption Laws means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption Laws or regulations  administered or enforced in any jurisdiction in which the Borrowers or any of their Subsidiaries conduct business.

Anti-Terrorism ~~Laws shall mean any Laws relating~~Law means any Law in force or hereinafter enacted related to terrorism, ~~trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.~~  money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee."

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee."

Applicable Margin shall mean, as applicable:

(i)          the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Spread", or

(ii)         the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit LIBOR Rate Spread".

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Director of Global Tax and Treasury or Assistant Treasurer of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder.  The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Average Consolidated Indebtedness shall mean (i) the sum of total Indebtedness of the Loan Parties and their Subsidiaries as of the last day of each fiscal quarter for the preceding four fiscal quarters, divided by (ii) four (4).

Bail-In Action shall mean the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%), so long as Daily LIBOR Rate is offered, ascertainable and not unlawful.  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Borrower or Borrowers shall have the meaning specified in the introductory paragraph.

Borrower Agent shall have the meaning specified in Section 11.13 [Borrower Agent].

Borrower Joinder shall mean a joinder by a Person as a Borrower under the Loan Documents in the form of Exhibit 1.1(B).

Borrowers Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Capital Expenditures shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

Certificate of Beneficial Ownership means, for each Borrower, a certificate as required by 31 C.F. R. §1010.230 (as amended, modified or supplemented from time to time) and in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the accuracy of the information provided in said certificate.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Johnson Family, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the Capital Stock of the Company; (b) the Company shall cease to own, free and clear of all Liens or other encumbrances, directly or indirectly, 99% or more of the outstanding voting Borrowers Equity Interests or Subsidiary Equity Interests on a fully diluted basis; or (c) any merger, consolidation or sale of substantially all of the property or assets of any Loan Party except as permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent's Customer Identification Program].

Class, when used in reference to any Loan, refers to whether such Loan, or the advances comprising such Loans, are Revolving Credit Loans or Swing Loans and, when used in reference to any Lender, refers to whether such Lender has any (a) outstanding Revolving Credit Loans or Revolving Credit Commitments, (b) outstanding Swing Loans or  Swing Loan Commitments or (c) if applicable, outstanding Added Term Loans or New Tranche of Term Loan Commitments pursuant to Section 2.11 [Increase in Commitments and Added Term Loans].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be November 15, 2017.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment in effect as of the date of any determination, and, in the case of the Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Company shall mean Johnson Outdoors Inc., a Wisconsin corporation.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrowers].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated EBITDA for any period of determination shall mean (i) the sum of, without duplication, net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense, non-cash stock compensation expenses and non-cash pension expenses, minus (ii) non-cash credits to net income, in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP.  Notwithstanding the foregoing, to the extent a Permitted Acquisition has been consummated during such period, pro forma Consolidated EBITDA attributable to such Permitted Acquisition shall be included in Consolidated EBITDA.

Covered Entity shall mean (a) the Borrowers, each Borrower's Subsidiaries, and all Guarantors, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.  The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrowers.  Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrowers, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Borrowers' receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers, as the case may be, (d) has become the subject of a Bankruptcy Event ~~or (e~~, (e) has become the subject of a Bail-in Action, or (f) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3.1 [Disbursements, Reimbursement].

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrowers or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrowers or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan~~; or (f~~ or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrowers or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

Erroneous Payment has the meaning assigned to it in Section 10.13(a).

Erroneous Payment Deficiency Assignment has the meaning assigned to it in Section 10.13(d).

Erroneous Payment Impacted Class has the meaning assigned to it in Section 10.13(d).

Erroneous Payment Return Deficiency has the meaning assigned to it in Section 10.13(d).

Erroneous Payment Subrogation Rights has the meaning assigned to it in Section 10.13(d).

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, ~~November~~July 15, ~~2022.~~2026.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate shall mean for any day ~~shall mean~~ the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the ~~NYFRB~~Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

First Amendment shall mean that certain First Amendment to Amended and Restated Credit Agreement by and among the Borrowers, the Lenders and the Administrative Agent, dated as of the First Amendment Effective Date.

First Amendment Effective Date shall mean July 15, 2021.

Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.

Foreign Lender shall mean (i) if all the Borrowers are U.S. Persons, a Lender that is not a U.S. Person, and (ii) if any of the Borrowers is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrowers is resident for tax purposes.

Foreign Subsidiary means any Subsidiary that is not organized under the laws of any political subdivision of the United States.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall mean collectively, the Foreign Currency Hedge Liabilities  and the Interest Rate Hedge Liabilities.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Added Term Loans].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrowers].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information shall be deemed to be confidential unless (i) it is also filed with the Securities and Exchange Commission, (ii) it becomes or is generally known to the trade or public other than as a result of disclosure by the Administrative Agent, any Lender or the Issuing Lender; (iii) it was disclosed to the Administrative Agent, any Lender or the Issuing Lender by a third party who, to the best knowledge of the Administrative Agent, any Lender or the Issuing Lender was not bound by a confidentiality agreement with the Company, (iv) the Administrative Agent, any Lender or the Issuing Lender had an independent right to such information, or (v) such information is independently developed by the Administrative Agent, any Lender or the Issuing Lender or their respective agents without reliance upon the Loan Parties’ proprietary Information.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).

Interest Coverage Ratio shall mean, as of any date of determination, the ratio of Consolidated EBITDA to interest expense of the Loan Parties and their Subsidiaries, (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the LIBOR Rate Option.  Subject to the last sentence of this definition, such period shall be one, two, three or six Months.  Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrowers are renewing or converting to the LIBOR Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean (a) PNC, in its individual capacity as issuer of Letters of Credit hereunder, and (b) any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Johnson Family shall mean at any time, collectively, the estate of Samuel C. Johnson, the widow of Samuel C. Johnson and the children and grandchildren of Samuel C. Johnson, the executor or administrator of the estate or other legal representative of any such Person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which both a Loan Party and any Person other than the Loan Parties (and their wholly-owned Subsidiaries) holds, directly or indirectly, an equity interest.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Average Consolidated Indebtedness of the Loan Parties and their Subsidiaries on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, ~~if necessary~~at the Administrative Agent’s discretion, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (~~for purposes of this definition,~~ an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum effective percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding ~~(currently referred to as "Eurocurrency Liabilities")~~or in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

LLC Division means, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.

Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee pension benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions, or to which the Borrowers or any member of the ERISA Group has any liability (contingent or otherwise).

New Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Added Term Loans].

New Tranche of Term Loan Commitments shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Added Term Loans].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans.

NYFRB shall mean the Federal Reserve Bank of New York.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Lender Provided Foreign Currency Hedge, and (iv) any Other Lender Provided Financial Service Product.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurocurrency~~eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3.3 [Disbursements, Reimbursement].

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group ~~or~~, (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five ~~plan years~~(5) plan years, or (iii) to which the Borrowers or any member of the ERISA Group may have any liability (contingent or otherwise).

Permitted Acquisition shall have the meaning in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

~~Permitted Investments shall mean:~~

~~(i)          direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in eighteen (18) months or less from the date of acquisition;~~

~~(ii)        commercial paper maturing in 270 days or less rated not lower than A-2, by Standard & Poor's or P-2 by Moody's Investors Service, Inc. on the date of acquisition;~~

~~(iii)        demand deposits, time deposits or certificates of deposit maturing within eighteen (18) months in commercial banks (x) which are Lenders, or (y) whose obligations are rated A-2, A- or the equivalent or better by Standard & Poor's on the date of acquisition;~~

~~(iv)        corporate debt and municipal securities, both taxable and tax-exempt issues, rated not lower than A- by Standard & Poor’s or A3 by Moody’s Investors Service, Inc. on the date of acquisition, maturing in twelve (12) months or less from the date of acquisition;~~

~~(v)       money market vehicles whose investments are limited to those types of investments in clauses (i)‑(iv) above, as well as any investment grade, short duration mutual fund; and~~

~~(vi)         investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.~~

Permitted Liens shall mean:

(i)          Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)         Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)        Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)        Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)          Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)       Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Services Obligations);

(vii)      Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(viii)      Purchase Money Security Interests and capitalized leases provided that (i) the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases shall not exceed $10,000,000 in the aggregate (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)), and (ii) such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease; and

(ix)       Liens on equipment or other capital assets of a Loan Party in connection with Indebtedness permitted under Section 8.2.1(vii) hereof;

(x)         The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed and in each case they do not, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)        claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)        claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

(3)          claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

(4)       Liens resulting from final judgments or orders not constituting an Event of Default described in Section 9.1.7 [Final Judgments or Orders].

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period ~~(or,~~; provided that if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period either (a) as published in another publication selected by the Administrative Agent, or (b) in an Alternate Source (or if there shall at any time, for any reason, no longer exist any such reference or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time, which determination shall be conclusive absent manifest error).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or deferred payments by such Loan Party for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:

(i)          with respect to a Lender's obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender's Revolving Credit Commitment (in effect at such time) bears to the Revolving Credit Commitments (in effect at such time) of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)         with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment (in effect at such time), by (ii) the sum of the aggregate amount of the Revolving Credit Commitments (in effect at such time) of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3.1 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, ~~or~~ custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with an Official Body in connection with any Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations ~~is in actual or probable~~represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; or (b) any Covered Entity engages in a transaction that has caused or is likely to cause the Lenders or Administrative Agent to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Loans to fund any operations in, finance any investments or activities in, or make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction.

Required Lenders shall mean

(A)         If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)         If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 66 2/3% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders in effect at such time (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Investments shall mean all of the following with respect to any of the Foreign Subsidiaries:  (i) investments or contributions by any of the Loan Parties directly or indirectly in or to the capital of or other payments to or for the benefit of such Foreign Subsidiary, (ii) loans by any of the Loan parties directly or indirectly to such Foreign Subsidiary, (iii) guaranties by any of the Loan Parties directly or indirectly of the obligations of such Foreign Subsidiary, or (iv) other obligations, contingent or otherwise, of any of the Loan Parties to or for the benefit of such Foreign Subsidiary.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans", as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

~~Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.~~

Sanctioned Person ~~shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.~~means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Official Body of a jurisdiction whose Laws apply to this Agreement.

Sanctioned Jurisdiction means any country, territory, or region that is the subject of sanctions administered by OFAC.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii)  which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or  (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge.

Swing Loan Commitment shall have the meaning specified in Section 2.1.2 [Swing Loan Commitment].

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

UK Financial Institution means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2        Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3         Accounting Principles; Changes in GAAP.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements].  Notwithstanding the foregoing, if the Borrowers notify the Administrative Agent in writing that the Borrowers wish to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations or any negative covenant to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrowers in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations or any negative covenant to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties' compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.  Notwithstanding the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto (including, but not limited to, ASU No. 2016-02), unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.4          LIBOR Notification.Section 4.4.4 [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor.

2.          REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1         Revolving Credit Commitments.

2.1.1      Revolving Credit Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2      Swing Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $10,000,000.00 (the "Swing Loan Commitment"), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2        Nature of Lenders' Obligations with Respect to Revolving Credit Loans.  Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment in effect at such time minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3        Commitment Fees.  Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the ~~average~~ daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender's Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4        Termination or Reduction of Revolving Credit Commitments.  The Borrowers shall have the right, upon not less than three (3) Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders.  Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.  Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5          Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1     Revolving Credit Loan Requests.  Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 1:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option.

2.5.2      Swing Loan Requests.  Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6       Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1     Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans].  Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2      Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3      Making Swing Loans.  So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4     Repayment of Revolving Credit Loans.  The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5      Borrowings to Repay Swing Loans.  The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make aggregate Revolving Credit Loans in excess of its Revolving Credit Commitment in effect at such time minus its Ratable Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision.  The Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from the Swing Loan Lender.

2.6.6      Swing Loans Under Cash Management Agreements.  In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.5.2 [Swing Loan Requests], the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between the Borrowers and such Swing Loan Lender relating to the Borrowers' deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers' cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrowers' accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7          Notes.  The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, may (if requested by a particular Lender) be evidenced by a Note, dated the Closing Date payable to the order of such Lender in a face amount equal to (a) the amount set forth opposite such Lender's name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans (Non-Reduction Period)," or (b) the Swing Loan Commitment, as applicable, of such Lender.

2.8        Use of Proceeds.  The proceeds of the Loans shall be used (a) to refinance existing Indebtedness outstanding under the Existing Credit Agreement, (b) to fund ongoing working capital needs and for Capital Expenditures and general corporate purposes, and (c) to finance Permitted Acquisitions.

2.9          Letter of Credit Subfacility.

2.9.1      Issuance of Letters of Credit.  The Borrowers or any Loan Party may at any time prior to the Expiration Date request the issuance of a letter of credit (each a "Letter of Credit") for its own account or the account of another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance.  The Borrowers or any Loan Party shall authorize and direct the Issuing Lender to name the Borrowers or any Loan Party as the “Applicant” or “Account Party” of each Letter of Credit.  Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.  All letters of credit which are identified on Schedule 2.9.1 hereto, which shall consist of all letters of credit outstanding on the Closing Date under the Existing Credit Agreement, shall be deemed to have been issued under this Agreement and shall constitute Letters of Credit hereunder.

2.9.1.1   Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $10,000,000.00 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments in effect at such time.  Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.1.2   Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2      Letter of Credit Fees.  The Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit.  All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrowers shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3     Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1   In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof.  Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender.  In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements.  Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2   Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount.  If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3   With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers' failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4       Repayment of Participation Advances.

2.9.4.1   Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2  If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5      Documentation.  Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6      Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7       Nature of Participation and Reimbursement Obligations.  Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)          any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)         the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)         any lack of validity or enforceability of any Letter of Credit;

(iv)         any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)         the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)        payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)        the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)      any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)        any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party;

(x)          any breach of this Agreement or any other Loan Document by any party thereto;

(xi)         the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)        the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)     the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8      Indemnity.  The Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Issuing Lender or any of its Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future Official Body.

2.9.9      Liability for Acts and Omissions.  As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.

2.9.10   Issuing Lender Reporting Requirements.  Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10       Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)        the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)       if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)          all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)        if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers' obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding.  Subject to Section 11.15 [Acknowledgement and Consent to Bail-In of Affected Financial Institutions], no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(c)          if the Borrowers cash collateralize any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;

(d)         if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(e)        if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)          so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Loan Lender shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, the Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11        Increase in Commitments and Added Term Loans.

(i)          Increasing Lenders and New Lenders.  The Borrowers may, at any time following the Closing Date, request that (1) the current Lenders increase their Revolving Credit Commitments, (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, or (3) the current Lenders and/or one or more New Lenders join this Agreement and provide one or more tranches of term loans (the “Added Term Loans”), subject to the following terms and conditions (any current Lender which elects to increase its Revolving Credit Commitment or provide an Added Term Loan, as applicable, shall be referred to as an “Increasing Lender”):

(a)        No Obligation to Increase.  No current Lender shall be obligated to (x) increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender, or (y) provide Added Term Loans and any Added Term Loans provided by any current Lender shall be in the sole discretion of such current Lender.

(b)          Defaults.  There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(c)       Maximum Amount of Increases and Aggregate Credit Commitments.  The Borrowers may request separate increases of the Revolving Credit Commitments or incurrences of Added Term Loans issued pursuant to this Section (the “New Tranche of Term Loan Commitments”), so long as after giving effect to such increase or incurrences, the sum of the total aggregate increase to the Revolving Credit Commitments plus the total aggregate of New Tranche of Term Loan Commitments does not exceed $50,000,000, with the total aggregate of all Commitments hereunder (including New Tranche of Term Loan Commitments) not to exceed $125,000,000.

(d)        Minimum Revolving Credit Commitments.  After giving effect to such increase, the amount of the Revolving Credit Commitments provided by each of the New Lenders and each of the Increasing Lenders shall be at least $10,000,000.

(e)         Terms of Added Term Loans.  (i) the Added Term Loans (x) shall rank pari passu in right of payment with the Revolving Credit Loans under this Agreement, (y) shall not mature earlier than the Expiration Date, and (z) shall have an amortization schedule and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums as determined by the Borrowers, the Administrative Agent and the lenders providing the Added Term Loans; and (ii) each New Tranche of Term Loan Commitments shall be in the minimum amount of $10,000,000.00.

(ii)          Requirements for Increase in Commitments and Added Term Loans.

(a)          Resolutions; Opinion.  The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment or incurrence of Added Term Loans has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the new Loan Documents by, and enforceability of the new Loan Documents against, the Loan Parties.

(b)        Notes.  The Borrowers shall (if requested by a Lender) execute and deliver (1) to each Increasing Lender a replacement revolving credit Note  or term note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment or New  Tranche of Term Loan Commitment, as applicable, after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note or term note reflecting the amount of such New Lender's Revolving Credit Commitment or New Tranche of Term Loan Commitment.

(c)          Approval of New Lenders.  Any New Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.

(d)      Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment or provide a New Tranche of Term Loan Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(e)          New Lenders--Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment or New Tranche of Term Loan Commitment in the amount set forth in such lender joinder.

(f)       Amendment.  Added Term Loans shall be effected by an amendment to this Agreement setting forth the terms of the Added Term Loans executed by (x) the Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of such Added Term Loan, and (z) the Loan Parties, as reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.  Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.11.

(iii)         Treatment of Outstanding Loans and Letters of Credit.

(a)          Repayment of Outstanding Loans; Borrowing of New Loans.  On the on the effective date of such increase, the Borrowers shall repay all Loans then outstanding, subject to the Borrowers' indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(b)         Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

3.           RESERVED

4.          INTEREST RATES

4.1        Interest Rate Options.  The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

4.1.1      Revolving Credit Interest Rate Options; Swing Line Interest Rate.  The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)          Revolving Credit Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)         Revolving Credit LIBOR Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default] and except for Swing Loans made in accordance with the provisions of Cash Management Agreements to which the LIBOR Rate Options shall apply, only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2     Rate Quotations.  The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2        Interest Periods.  At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1      Amount of Borrowing Tranche.  Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.2      Renewals.  In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3          Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1      Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2      Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

4.3.3     Acknowledgment.  The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

4.4          LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available; Benchmark Replacement Setting.

4.4.1     Unascertainable.  If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)           adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)          a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

4.4.2       Illegality; Increased Costs; Deposits Not Available.  If at any time any Lender shall have determined that:

(i)          the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)       such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)        after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

4.4.3     Administrative Agent's and Lender's Rights.  In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.4.4       Benchmark Replacement Setting.

(i)          Announcements Related to LIBOR.  On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(ii)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii)        Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv)        Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (v) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “Benchmark Replacement Setting,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement Setting.”

(v)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi)     Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Loan bearing interest based on USD LIBOR, conversion to or continuation of Loans bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vii)      Term SOFR Transition Event.  Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (1) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (2) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (vii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(viii)       Certain Defined Terms. As used in this Section titled “Benchmark Replacement Setting”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (v) of this Section titled “Benchmark Replacement Setting”, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (ii) of this Section titled “Benchmark Replacement Setting.”

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)          the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(2)          the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(3)        the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (I) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (II) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a USD LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

 “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment*
One-Week	0.03839% (3.839 basis points)
One-Month	0.11448% (11.448 basis points)
Two-Months	0.18456% (18.456 basis points)
Three-Months	0.26161% (26.161 basis points)
Six-Months	0.42826% (42.826 basis points)
* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

             (3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrower pursuant to this Section titled “Benchmark Replacement Setting”, which date shall be at least 30 days from the date of the Term SOFR Notice; or

             (4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

             For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Borrowers to the Administrative Agent , or (ii) notice by the Administrative Agent to the Borrowers, that, at the determination of the Borrower or the Administrative Agent, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate, and (y) the Administrative Agent, in its sole discretion, and the Borrowers jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Administrative Agent and (3) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section titled “Benchmark Replacement Setting” that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

4.5        Selection of Interest Rate Options.  If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option applicable to Revolving Credit Loans, commencing upon the last day of the existing Interest Period.

5.          PAYMENTS

5.1        Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 12:00 noon on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 noon by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2        Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.7 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3         Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)        if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)          the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4         Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5        Interest Payment Dates.  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6          Voluntary Prepayments.

5.6.1      Right to Prepay.  The Borrowers shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.7[Increased Costs] and Section 5.10 [Indemnity]).  Subject to the provisions of any Cash Management Agreement, whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)          the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)          a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y)          a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z)          the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights], if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers is prepaying, the prepayment shall be applied (i) first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies.  Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2     Replacement of a Lender.  In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.7 [Increased Costs], or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.7 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)          the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)      in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)         such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.6.3     Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.7 [Increased Costs], or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.7 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.7          INTENTIONALLY DELETED.

5.8          Increased Costs.

5.8.1       Increased Costs Generally.  If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2      Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

5.8.3     Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.  A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4     Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9          Taxes.

5.9.1     Issuing Lender.  For purposes of this Section 5.9, the term "Lender" includes the Issuing Lender and the term "applicable Law" includes FATCA.

5.9.2      Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3      Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4      Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5     Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6      Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7       Status of Lenders.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A)        any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)       executed originals of IRS Form W-8ECI;

(iii)      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(iv)     to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

5.9.8      Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9      Survival.  Each party's obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10      Indemnity.  In addition to the compensation or payments required by Section 5.7 [Increased Costs]or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)           payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii)       attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

5.11       Settlement Date Procedures.  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share").  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.  In addition to effecting settlement on each Settlement Date, the Administrative Agent shall also effect settlement in accordance with the procedures outlined in the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

6.          REPRESENTATIONS AND WARRANTIES

6.1        Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1      Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.  Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens.  No Event of Default or Potential Default exists or is continuing.

6.1.2      Subsidiaries and Owners; Investment Companies.  Schedule 6.1.2 states (i) the name of each holder of an equity interest in each Borrower (other than the Company), the amount, percentage and type of such equity interest (the "Borrowers Equity Interests"), (ii) the name of each Loan Party's Subsidiaries, the jurisdiction of organization of each Loan Party and each of its Subsidiaries, and the amount, percentage and type of such Loan Party's equity interests in such Subsidiary, to the extent that such information is not included in clause (i) of this Section (the "Subsidiary Equity Interests"), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clauses (i) and (ii) of this Section (collectively the "Equity Interests").  Each Borrower and each Subsidiary thereof has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable.  None of the Loan Parties or Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

6.1.3      Validity and Binding Effect.  This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

6.1.4      No Conflict; Material Agreements; Consents.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents).  There is no default under such material agreement (referred to above) which constitutes a Material Adverse Change and none of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which constitutes a Material Adverse Change.  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents other than filings to perfect the security interests contemplated by the Loan Documents.

6.1.5      Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or in equity before any Official Body which individually or in the aggregate constitute a Material Adverse Change.  None of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body which constitutes a Material Adverse Change.

6.1.6       Financial Statements.

(i)          Historical Statements.  The Loan Parties have delivered to the Administrative Agent copies of their audited consolidated and consolidating year-end financial statements for and as of the end of each of the three (3) fiscal years ended on or about October 3, 2014, October 2, 2015, and September 30, 2016.  In addition, the Loan Parties have delivered to the Administrative Agent copies of their unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2017, all such annual and interim statements being collectively referred to as the "Statements").  The Statements were compiled from the books and records maintained by the Loan Parties' management, are correct and complete in all material respects and fairly represent the consolidated and consolidating financial condition of the Loan Parties and their Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii)        Accuracy of Financial Statements.  No Borrower nor any Subsidiary thereof has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers or any Subsidiary thereof which constitutes a Material Adverse Change.  Since September 30, 2016, no event has occurred which could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole.

6.1.7     Margin Stock.  None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party are or will be represented by margin stock.

6.1.8    Full Disclosure.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender by a Loan Party in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the date of this Agreement, there is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing by a Loan Party to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9      Taxes.  All material federal, state, local and other tax returns required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision has been made for the payment of all material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10    Patents, Trademarks, Copyrights, Licenses, Etc.  Each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party, without known possible, alleged or actual conflict with the rights of others which constitutes, individually or in the aggregate, a Material Adverse Change.

6.1.11     [RESERVED]

6.1.12    Insurance.  The properties of each Loan Party are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Parties.

6.1.13     ERISA Compliance.

(i)          Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan,  or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Borrowers and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(ii)         No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan's assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (b) no Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) no Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (d) no Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (e) no Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.14    Environmental Matters.  Each Loan Party is and, to the knowledge of each respective Loan Party has been in compliance with applicable Environmental Laws except where failure to do so does not in the aggregate constitute a Material Adverse Change.

6.1.15     Solvency.  On the Closing Date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

6.1.16    Sanctions and other Anti-Terrorism Laws.  ~~(i)~~ No Covered Entity: (a) is a Sanctioned Person, ~~and (ii) no Covered Entity, either in its own right or~~nor any employees, officers, directors, affiliates or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; or (b) directly, or indirectly through any third party, ~~(a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c)~~ engages in any transactions or other dealings ~~or transactions~~with any Sanctioned Person or Sanctioned Jurisdiction which are prohibited by any Anti-Terrorism ~~Law~~Laws.

6.1.17    Anti-Corruption Laws.  Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.

6.1.18    Certificate of Beneficial Ownership.  The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the First Amendment Effective Date and as of the date any such update is delivered.  The Borrowers acknowledge and agree that the Certificate of Beneficial Ownership is one of the Loan Documents.

6.1.19    ~~6.1.17~~ Labor Matters.  The Loan Parties have not experienced any strike, labor dispute, slow-down or work stoppage due to labor disagreements which constitutes a Material Adverse Change.

6.2         Updates to Schedules.  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same.  No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Administrative Agent, with the consent of the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrowers may update any Schedules with any changes occurring after the Closing Date which are not prohibited by Article 8 [Covenants] hereof.

7.          CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1          First Loans and Letters of Credit.

7.1.1     Deliveries.  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)        A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (A) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (B) the Loan Parties are in compliance with each of the covenants and conditions hereunder, C) no Event of Default or Potential Default exists, (D) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent; and (E) there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or in equity before any Official Body which individually or in the aggregate constitute a Material Adverse Change.

(ii)        A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized and in each other state in which the failure to be registered and in good standing would constitute a Material Adverse Change;

(iii)        This Agreement and each of the other Loan Documents signed by an Authorized Officer;

(iv)        A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(v)        Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect;

(vi)        A duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrowers ending June 30, 2017, signed by an Authorized Officer of Borrowers;

(vii)       All consents and regulatory approvals and licenses necessary to effectuate the transactions contemplated hereby shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions;

(viii)      Evidence that the indebtedness and obligations under the Existing Credit Agreement have been amended and restated and shall from and after the Closing Date be evidenced by this Agreement and the other Loan Documents and all Liens and security interests related to the Existing Credit Agreement have been released or terminated;

(ix)        Pro forma projections for the fiscal years 2017 through 2022, all of which shall be in form and substance satisfactory to the Administrative Agent;

(x)          A Lien search in acceptable scope and with acceptable results; and

(xi)       Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2      Payment of Fees.  The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent's Letter or any other Loan Document.

7.2         Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct in all material respects, provided, however, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Change, such representation or warranty shall be true and correct in all respects, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders, and (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.          COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1          Affirmative Covenants.

8.1.1      Preservation of Existence, Etc.  Except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.], each Loan Party shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing (A) in each jurisdiction of formation or incorporation, as applicable, listed on Schedule 6.1.1, and (B) in all other jurisdictions in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where failure to do so would not constitute a Material Adverse Change.

8.1.2     Payment of Liabilities, Including Taxes, Etc.  Each Loan Party shall duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3     Maintenance of Insurance.  Each Loan Party shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent.

8.1.4      Maintenance of Properties and Leases.  Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted), in accordance with the general practice of other businesses of similar character and size, all of those properties and equipment useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5     Visitation Rights.  Each Loan Party shall permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrowers and the Administrative Agent with reasonable notice prior to any visit or inspection, and provided further that the Borrowers shall not be responsible for the expenses of more than one audit, visit or inspection of the Administrative Agent and the Lenders collectively in any fiscal year unless an Event of Default has occurred and is continuing.  In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6      Keeping of Records and Books of Account.  The Borrowers shall maintain and keep proper books of record and account which enable the Borrowers to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body, or the Financial Accounting Standards Board or any successor thereto, having jurisdiction over the Borrowers and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7      Compliance with Laws; Use of Proceeds.  Each Loan Party shall comply with all applicable Laws, including all Environmental Laws, in all respects except where any failure to comply with any Law, individually or in the aggregate, shall not constitute a Material Adverse Change.  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8       [RESERVED].

8.1.9     Sanctions and other Anti-Terrorism Laws; ~~International Trade Compliance~~Anti-Corruption Laws.  ~~(a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply in all material respects with  all Anti-Terrorism Laws, and (e) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event~~The Loan Parties covenant and agree that they shall promptly notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event.  Each Covered Entity shall conduct their business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers and employees with such Laws.

8.1.10   Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until Payment In Full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.1.11   Certificate of Beneficial Ownership and Other Additional Information.  Each of the Loan Parties shall provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when there is a change to the list of beneficial owners identified therein; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

8.2          Negative Covenants.

8.2.1       Indebtedness.  Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)           Indebtedness under the Loan Documents;

(ii)         Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

(iii)       Indebtedness incurred with respect to Purchase Money Security Interests and capitalized leases secured by Liens permitted under Section 8.2.2 hereof;

(iv)       Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(v)          Indebtedness of a Loan Party to a direct or indirect Foreign Subsidiary of a Loan Party;

(vi)       Any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (ii) other Interest Rate Hedge or Foreign Currency Hedge approved by the Administrative Agent or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties shall enter into an Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes;

(vii)       Indebtedness available to any Loan Party under federal, state or local incentive loan programs which provide rates that are generally more favorable to Loan Parties than those that are commercially available from traditional lenders in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate at any time and after giving effect to the incurrence of such Indebtedness no Potential Default or Event of Default exists or would occur; and

(viii)      Other unsecured Indebtedness up to an aggregate amount of $5,000,000 at any time outstanding.

8.2.2      Liens; Lien Covenants.  Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3      Guaranties.  Each of the Loan Parties shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

8.2.4       Loans and Restricted Investments in Foreign Subsidiaries.

(a)         Each of the Loan Parties shall not at any time make or suffer to remain outstanding any loan or advance to~~, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing~~ any other Person, except:

(i)           trade credit extended on usual and customary terms in the ordinary course of business;

(ii)          advances to employees to meet expenses incurred by such employees in the ordinary course of business; and

~~(iii)         Permitted Investments;~~

(iii)         ~~(iv)~~ loans~~,~~ and advances ~~and investments in~~to other Loan Parties~~;~~ .

~~(v)~~         (b)  Each of the Loan Parties shall not at any time make any Restricted Investments in Foreign Subsidiaries, except for Restricted Investments in the Foreign Subsidiaries made after the Closing Date not exceeding $20,000,000 in the aggregate at any one time~~;~~

~~(vi)        Permitted Acquisitions; and(vii)Investments in mutual funds and investment advisory organizations made in accordance with the Johnson Outdoors Retirement and Savings Investment Policy Statement adopted on October 1, 2016, as amended, restated, updated or otherwise modified from time to time~~.

8.2.5      Dividends, Stock Repurchases and Related Distributions.  Each of the Loan Parties shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, or on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor), except for (i) dividends or other distributions payable to another Loan Party; and (ii) so long as no Potential Default or Event of Default exists or would result therefrom and the Borrowers are in pro forma compliance with the financial covenants contained in Sections 8.2.14 and 8.2.15 after giving effect thereto, dividends, distributions, or payments on account of the repurchase, redemption, retirement or acquisition of the Company's Capital Stock.

8.2.6      Liquidations, Mergers, Consolidations, Acquisitions.  Each of the Loan Parties shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person or consummate an LLC Division; provided that:

(i)          any Loan Party other than the Company may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties; and

(ii)         any Loan Party may acquire, whether by purchase or by merger: (a) all of the ownership interests of another Person; or (b) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

(a)          if a Loan Party is acquiring the ownership interests in such Person, such Person shall execute a Borrower Joinder or Guarantor Joinder, as applicable, and join this Agreement as a Borrower or Guarantor, as applicable, on or before the date of such Permitted Acquisition;

(b)        the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(c)         the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be similar or complimentary to one or more line or lines of business or operations conducted by the Loan Parties;

(d)          no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition based on the most recent quarterly financial statements delivered to the Administrative Agent pursuant to Section 8.3.1 (and after including the financial impact of the Permitted Acquisition for the trailing twelve month period covered thereby);

(e)         after giving effect to such Permitted Acquisition (including the payment of all consideration payable as of the date of such Permitted Acquisition and all fees and transaction costs incurred in connection with such Permitted Acquisition), the Loan Parties shall be in pro forma compliance with the financial covenants contained in Sections 8.2.14 and 8.2.15; and

(f)          the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition, and shall deliver to the Administrative Agent such other information about such Person or its assets as any Lender may reasonably require.

8.2.7      Dispositions of Assets or Subsidiaries.  Each of the Loan Parties shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible, including, in each case, by way of an LLC Division (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Loan Party), except:

(i)           transactions involving the sale of inventory in the ordinary course of business;

(ii)        any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's business;

(iii)         any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

(iv)        any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; or

(v)        other arms-length sales, transfers and dispositions so long as the fair market value of the assets transferred does not exceed $5,000,000 in the aggregate during any fiscal year of the Borrowers.

8.2.8      Affiliate Transactions.  Each of the Loan Parties shall not enter into or carry out any transaction with any Affiliate of any Loan Party, other than another Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law; provided that nothing contained herein shall prohibit the Loan Parties from intercompany sales of inventory consistent with historical practices.

8.2.9    Subsidiaries, Partnerships and Joint Ventures.  Each of the Loan Parties shall not own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Borrower or Guarantor on the Closing Date; (ii) any Foreign Subsidiary; and (iii) any domestic Subsidiary formed after the Closing Date which joins this Agreement either as (A) a Borrower by delivering to the Administrative Agent a signed Borrower Joinder or (B) a Guarantor by delivering to the Administrative Agent a signed Guarantor Joinder, and in either case, such Subsidiary shall also deliver the documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate.  Each of the Loan Parties shall not become or agree to become a party to a Joint Venture.

8.2.10    Continuation of or Change in Business.  Each of the Loan Parties shall not engage in any business other than as substantially as conducted and operated by such Loan Party during the present fiscal year and businesses reasonably related thereto, and such Loan Party shall not permit any material change in such business.

8.2.11    Fiscal Year.  The Loan Parties shall not change its fiscal year from a 52/53 week year ending on or about September 30 of each year.

8.2.12     [Reserved].

8.2.13    Changes in Organizational Documents.  Each of the Loan Parties shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents if such change would be materially adverse to the Lenders, as determined by the Administrative Agent in its sole discretion, without obtaining the prior written consent of the Required Lenders.

8.2.14     Maximum Leverage Ratio.  The Loan Parties shall not permit the Leverage Ratio to be greater than 3.00 to 1.00.

8.2.15     Minimum Interest Coverage Ratio.  The Loan Parties shall not permit the Interest Coverage Ratio to be less than 3.50 to 1.00.

8.2.16    Limitation on Negative Pledges.  No Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents  (b) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party is the licensee) with respect to a contract entered into by a Loan Party in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party.

8.2.17    Sanctions and other Anti-Terrorism Laws.  Each Loan Party will not, and will not permit any of its Subsidiaries to:  (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Loans with funds derived from any unlawful activity; (d) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (e) cause any Lender or Administrative Agent to violate any sanctions administered by OFAC.

8.2.18     Anti-Corruption Laws.  Each Loan Party will not, and will not permit any of its Subsidiaries to directly or indirectly use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

8.3          Reporting Requirements.  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1      Quarterly Financial Statements.  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, the financial statements of the Loan Parties and their Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer, Director of Global Tax and Treasury or Assistant Treasurer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2      Annual Financial Statements.  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Loan Parties, the financial statements of the Loan Parties and their Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, retained earnings, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by an independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of qualifications as to going concern or scope of audit.  The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Administrative Agent and the Lenders substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Loan Parties, performed in connection with the preparation of such consolidated financial statements, and in accordance with GAAP, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof.

8.3.3      Certificate of the Borrowers.  Concurrently with the financial statements of the Borrowers furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrowers signed by the Chief Executive Officer, President, Chief Financial Officer, Director of Global Tax and Treasury, or Assistant Treasurer of the Borrower Agent, in the form of Exhibit 8.3.3.

8.3.4      Notices.

8.3.4.1    Default.  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2    Litigation.  Promptly after the commencement thereof, notice of all material actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.4.3   Organizational Documents.  Within five (5) Business Days of any material amendment to the organizational documents of any Loan Party, a copy of the organizational documents as so amended.

8.3.4.4    Erroneous Financial Information.  Immediately in the event that the Borrowers or any of their accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrowers propose to take with respect thereto.

8.3.4.5   ERISA Event.  Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrowers propose to take with respect thereto.

8.3.4.6    Other Reports.  Promptly upon their becoming available to the Borrowers:

(i)         Annual Budget.  The annual budget and any forecasts or projections of the Borrowers, to be supplied not later than forty-five (45) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(ii)         Management Letters.  Any reports including management letters submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit,

(iii)        SEC Reports; Shareholder Communications.  Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrowers with the Securities and Exchange Commission, and

(iv)         Other Information.  Such other reports and information as any of the Lenders may from time to time reasonably request.

8.3.5      Posting Information.   Documents required to be delivered pursuant to Sections 8.3.1, 8.3.2 and 8.3.4.6(iii) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrowers post such documents or provide a link thereto on the Borrowers’ website on the internet; or (b) on which such documents are posted on the Borrowers’ behalf on an intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower Agent shall notify the Administrative Agent (by e-mail transmission) of the posting of any such documents and provided further that the Borrower Agent shall e-mail a copy of any such documents posted to the Administrative Agent.

9.           DEFAULT

9.1        Events of Default.  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1    Payments Under Loan Documents.  The Borrowers shall fail to pay (a) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation on the date on which such principal becomes due in accordance with the terms hereof or (b) any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days of the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2     Breach of Warranty.  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3      Anti-Terrorism Laws.  Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4      Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws.  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Law Compliance] or Section 8.2 [Negative Covenants];

9.1.5     Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty (20) Business Days;

9.1.6     Defaults in Other Agreements or Indebtedness.  A default or event of default shall occur at any time under the terms of any agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and in any case, such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.7      Final Judgments or Orders.  Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;

9.1.8      Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (or any Loan Party shall challenge or contest the validity of such Loan Document) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.9      Uninsured Losses; Proceedings Against Assets.  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Loan Parties’ personal or real property in excess of $5,000,000 or the Loan Parties’ personal or real property or any other of the Loan Parties' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

9.1.10   Events Relating to Pension Plans and Multiemployer Plans.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or any Borrower or member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $5,000,000;

9.1.11     Change of Control.  A Change of Control shall occur.

9.1.12    Relief Proceedings.  A Relief Proceeding shall have been instituted against any Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

9.2          Consequences of Event of Default.

9.2.1     Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Sections 9.1.1 through 9.1.11shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2      Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3      Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have.  Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4      Enforcement of Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.4, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders; and

9.2.5      Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment In Full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

(i)          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v)         Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)         Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.5.

10.          THE ADMINISTRATIVE AGENT

10.1     Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions except Section 10.6 [Resignation of Administrative Agent].

10.2      Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3          Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5       Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6       Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7      Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8       No Other Duties, etc.; No Fiduciary Responsibility.  Anything herein to the contrary notwithstanding, none of the Sole Lead Arranger and Sole Bookrunner listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.  Each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person.

10.9      Administrative Agent's Fee.  The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter dated June 10, 2021 (the "Administrative Agent's Letter") between the Borrowers and Administrative Agent, as amended from time to time.  For the avoidance of doubt, the Administrative Agent’s Letter supersedes all prior fee letters between the Borrowers and the Administrative Agent.

10.10     Authorization to Release Guarantors.  The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11     No Reliance on Administrative Agent's Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12      ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and its Affiliates, and for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,

(ii)         the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless sub-clause (i) in the immediately preceding Section 10.12(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 10.12(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:

(i)         none of the Administrative Agent or its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),

(ii)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(iii)       the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)        no fee or other compensation is being paid directly to the Administrative Agent or its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

10.13     Erroneous Payments

(a)          If the Administrative Agent notifies a Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding  Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)         Without limiting immediately preceding clause (a), each Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)          (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)        such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.13(b).

(c)         Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)        In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)         The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f)         To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)       Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

11.          MISCELLANEOUS

11.1       Modifications, Amendments or Waivers.  With the written consent of the Required Lenders (or as expressly provided by Section 4.4.4 and the last paragraph of this Section 11.1), the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1     Increase of Commitment.  Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2     Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3    Release of Guarantor.  Release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4    Miscellaneous.  Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of “Required Lenders”, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, with the consent of the Borrowers, the Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole).

11.2      No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies (subject to Section 9.2.4 [Enforcement of Rights and Remedies] of this Agreement), all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

11.3        Expenses; Indemnity; Damage Waiver.

11.3.1    Costs and Expenses.  The Borrowers shall pay (i) all out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) subject to the limitation set forth in Section 8.1.5 [Visitation Rights] hereof, all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

11.3.2    Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a claim not involving an act or omission of the Borrowers and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or the Administrative Agent in their capacities as such). This Section 11.3.2 [Indemnification by the Borrowers] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3    Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4    Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5     Payments.  All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4       Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5        Notices; Effectiveness; Electronic Communication.

11.5.1    Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2    Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent may, in its discretion, or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3    Change of Address, Etc.  Any party hereto may change its address, e‑mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6      Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7      Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full.  All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8        Successors and Assigns.

11.8.1    Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2    Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)        in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)        Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)        Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed and shall not be required for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund) and:

(A)         the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)         the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)        Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)          No Assignment to Borrowers.  No such assignment shall be made to the Borrowers or any of the Borrowers' Affiliates or Subsidiaries.

(vi)         No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.7 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3    Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time~~.  Such register~~ (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in ~~such register~~the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  ~~Such register~~The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4     Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Guarantor]) that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.7 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.7 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5     Certain Pledges; Successors and Assigns Generally.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9        Confidentiality.

11.9.1    General.  Each of the Administrative Agent, the Lenders and the Issuing Lender acknowledge that the Information may include material non-public information concerning a Loan Party or a Subsidiary and each agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2    Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10      Counterparts; Integration; Effectiveness.

11.10.1  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11      CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1   Governing Law.  This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE.  EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4  SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12     USA Patriot Act Notice.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations including the USA Patriot Act.

11.13    Borrower Agent.  Each of the Borrowers hereby irrevocably appoints the Company as its agent (the "Borrower Agent") for purposes of requesting, continuing and converting Loans (including all elections of interest rates and currencies), for delivering notices as to prepayments and commitment reductions and for providing consents pursuant to clauses (i) and (iii) of Section 11.8.2  [Assignments by Lenders].  The Administrative Agent shall be entitled to rely in such matters on all communications delivered by the Borrower Agent as being delivered on behalf of all Borrowers.

11.14      Joint and Several Obligations of Borrowers.

(a)        Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations under the Loan Documents.

(b)        Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with any other Borrower, with respect to the payment and performance of all of the Obligations under the Loan Documents, it being the intention of the parties hereto that all the Obligations under the Loan Documents shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)        If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations under the Loan Documents as and when due or to perform any of the Obligations under the Loan Documents in accordance with the terms thereof, then in each such event any other Borrower will make such payment with respect to, or perform, such Obligation.

(d)         The Obligations of each Borrower under the provisions of this Section constitute the full recourse obligations of such Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or the other Loan Documents or any other circumstance whatsoever as to any other Borrower.

(e)         To the extent permitted by applicable Law, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of occurrence of any Potential Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Lender or under or in respect of any of the Obligations hereunder, any requirement of diligence in connection with this Agreement and the other Loan Documents.  To the extent permitted by applicable Law, each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally.  Each Borrower hereby assents to, and to the extent permitted by applicable Law, waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation  Such Borrower further agrees that, to the extent permitted by applicable Law, its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral or other means of obtaining repayment of any of the Obligations, the impairment of any collateral securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Administrative Agent or any Lender may have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower.  If for any reason any Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations hereunder, or if any of the Obligations hereunder have become unrecoverable from any Borrower by reason of any other Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations.  Without limiting the generality of the foregoing, each Borrower (if more than one) assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender which might, but for the provisions of this Section, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section, it being the intention of Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, amalgamation, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Borrower, the Administrative Agent or any Lender.  The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower, the Administrative Agent or any Lender.  Each Borrower acknowledges and confirms that it has established its own adequate means of obtaining from each other Borrower on a continuing basis all information desired by such Borrower concerning the financial condition of each other Borrower and that each such Borrower will look to each other Borrower and not to the Administrative Agent or any Lender for such Borrower to keep adequately informed of changes in each of the other Borrower’s respective financial conditions.

(f)          The provisions of this Section are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or the Lenders or any successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section shall remain in effect until Payment In Full.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent and the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

(g)        Each Borrower hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent and the Lenders with respect to any of the Obligations under the Loan Documents or any collateral therefor until Payment In Full.  Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, including without limitation as to any increases in the Obligations arising hereunder or thereunder, to Payment In Full and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, Payment In Full shall occur before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

11.15    Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

11.16     Acknowledgement Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Interest Rate Hedge or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)        In the event a QFC Covered Entity that is party to a Supported QFC (each, a “QFC Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such QFC Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a QFC Covered Party or a BHC Act Affiliate of a QFC Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such QFC Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any QFC Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii)          As used in this Section 11.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“QFC Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.17     ~~11.16~~ Amendment and Restatement, No Novation.  This Agreement amends and restates in its entirety the Existing Credit Agreement, and each Loan Party confirms that:  except for the release of the Collateral (as defined in the Existing Credit Agreement) as further provided in this Section ~~11.16,~~11.17, the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) have at all times, since the date of the execution and delivery of such documents, remained in full force and effect.  The Loans hereunder are a continuation of the Loans under (and as such term is defined in) the Existing Credit Agreement.  On the Closing Date the commitments, loans and participations in Letters of Credit in effect and outstanding under the Existing Credit Agreement shall be reallocated by the Administrative Agent to the Lenders in accordance with the Revolving Credit Commitments set forth in Schedule 1.1(B).  The Borrowers, the Administrative Agent, and the Lenders acknowledge and agree that the amendment and restatement of the Existing Credit Agreement and any Loan Documents expressly amended by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Existing Credit Agreement and other Loan Documents thereunder (except for the release of the collateral security as further provided herein), and this Agreement and the other Loan Documents are entitled to all rights and benefits originally pertaining to the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement).  Notwithstanding that the Existing Credit Agreement is being amended and restated in its entirety by this Agreement, the Loans hereunder which are a continuation of the Loans under the Existing Credit Agreement shall be unsecured going forward under this Agreement.  As such, upon consummation of the Closing Date hereunder, all Liens on the Collateral (as defined under the Existing Credit Agreement) shall be released and terminated.  On the Closing Date, the Administrative Agent shall execute and provide to Borrowers for filing by Borrowers and/or their counsel any and all releases and terminations necessary to release the collateral security under the Existing Loan Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWERS

JOHNSON OUTDOORS INC.

By:	/s/ Donald P. Sesterhenn
Name: Donald P. Sesterhenn
Title: Assistant Treasurer

JOHNSON OUTDOORS WATERCRAFT INC.

By:	/s/ Donald P. Sesterhenn
Name: Donald P. Sesterhenn
Title: Secretary and Treasurer

JOHNSON OUTDOORS MARINE ELECTRONICS, INC.

By:	/s/ Donald P. Sesterhenn
Name: Donald P. Sesterhenn
Title: Secretary

JOHNSON OUTDOORS DIVING LLC

By:	/s/ Donald P. Sesterhenn
Name: Donald P. Sesterhenn
Title: Secretary

[SIGNATURE PAGE TO CREDIT AGREEMENT]

UNDER SEA INDUSTRIES, INC.

By:	/s/ Donald P. Sesterhenn
Name: Donald P. Sesterhenn
Title: President

JOHNSON OUTDOORS GEAR, INC.

By:	/s/ Donald P. Sesterhenn
Name: Donald P. Sesterhenn
Title: Secretary and Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Joseph Vehec
Name: Joseph Vehec
Title: Vice President

 [SIGNATURE PAGE TO CREDIT AGREEMENT]

ASSOCIATED BANK, N.A.

By:	/s/ Dan Holzhauer
Name: Dan Holzhauer
Title: Senior Vice President

SCHEDULE 1.1(A)

PRICING GRID--

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread

I	Less than 1.00 to 1.00	0.150%	1.00%	0.00%	1.00%

II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	0.175%	1.125%	0.125%	1.125%

III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.200%	1.25%	0.25%	1.25%

IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.225%	1.50%	0.50%	1.50%

V	Greater than or equal to 2.50 to 1.00	0.250%	1.75%	0.75%	1.75%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)         On the Closing Date, the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate, the rates in Level I shall apply and shall remain in effect until the end of the first fiscal quarter ending after the Closing Date.

(b)         The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end.  Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers].  If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)          If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default].  The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Name: PNC Bank, National Association Address: 411 E. Wisconsin Avenue Milwaukee, WI 53202 Attention: Joseph Vehec Telephone: (414) 270-5691 Telecopy: (414) 226- 2353	$50,000,000.00	66.666666667%

Name: Associated Bank, N.A. Address: 330 East Kilbourn Avenue Milwaukee, WI 53202 Attention: Daniel Holzhauer Telephone: (414) 283-2361 Telecopy: (414) 283-2300	$25,000,000.00	33.333333333%

Total	$75,000,000.00	100.000000000%

Schedule 1.1(B)	1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:

ADMINISTRATIVE AGENT

Name:  PNC Bank, National Association
Address:  411 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention:  Joseph Vehec
Telephone: (414) 270-5691
Telecopy:   (414) 226-2353

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	(440) 546-6635
Telecopy:	(412) 762-8672

LOAN PARTIES OR BORROWER AGENT:

Name:	c/o Johnson Outdoors Inc.
Address:	555 Main Street
Racine, Wisconsin 53403
Attention:	Khalaf Khalaf, Esquire
Telephone:	(262) 631-6646
Telecopy:	(262) 631-6610

Schedule 1.1(B)	2

SCHEDULE 1.1(P)

Permitted Liens

Name of Debtor	Filing Office and Thru Date of Search	Type of Search	Date of Filing	File Number	Secured Party or Plaintiff	Collateral Description

Johnson Outdoors Inc.	Wisconsin Department of Financial Institutions through 7/7/2021	UCC Financing Statements	06/29/2018	180009007420	Konica Minolta Premier Finance	Leased Equipment

			4/25/2012	120005594831	NMHG Financial Services, Inc./ HYG Financial Services, Inc.	Leased Equipment

			3/22/2002	020005823523	Dell Financial Services, L.P./Dell Financial Services L.L.C.	Leased Computer Equipment

Johnson Outdoors Watercraft Inc.	Delaware Secretary of State through 6/25/2021	UCC Financing Statements	12/19/2011	2011 4871177	Dell Financial Services L.L.C.	Leased Computer Equipment

			11/6/2012	2012 4276012	NMHG Financial Services, Inc./HYG Financial Services, Inc.	Leased Equipment

			03/29/2021	20212458496	Bank of the West	Specific Equipment pursuant to Agreement #2654440

			06/30/2021	20215085312	De Lage Landen Financial Services, Inc.	All Equipment financed or leased pursuant to Contract #500-50274985

Name of Debtor	Filing Office and Thru Date of Search	Type of Search	Date of Filing	File Number	Secured Party or Plaintiff	Collateral Description

Johnson Outdoors Marine Electronics, Inc.	Alabama Secretary of State through 7/8/2021	UCC Financing Statements	7/28/2009	09-0381990	Arrow Electronics, Inc.	Equipment

			12/19/2011	11-7264864	Dell Financial Services, L.L.C.	Computer Equipment

			10/8/2012	12-7275156	Raymond Leasing Corporation	Leased Equipment

			1/11/2016	16-0015260	Toyota Motor Credit Corporation	Leased Equipment

			8/3/2016	16-7361900	U.S. Bank Equipment Finance	Copy Equipment

			11/01/2017	17-7556504	U.S. Bank Equipment Finance	Specific Equipment

			04/06/2021	21-0157792	U.S. Bank Equipment Finance	Specific Equipment

			06/11/2021	21-7334097	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Specific Equipment

Name of Debtor	Filing Office and Thru Date of Search	Type of Search	Date of Filing	File Number	Secured Party or Plaintiff	Collateral Description

Johnson Outdoors Diving LLC	Delaware Secretary of State through 6/25/2021	UCC Financing Statements	12/19/2011	2011 4870930	Dell Financial Services L.L.C.	Computer Equipment

			6/13/2017	2017 3870315	Mitel Leasing, Inc.	Leased Equipment

Johnson Outdoors Gear, Inc.	Delaware Secretary of State through 6/25/2021	UCC Financing Statements	12/19/2011	2011 4871318	Dell Financial Services L.L.C.	Computer Equipment

SECTION 2.9.1

Existing Letters of Credit

1.           Letter of Credit Number 18112882-00-000 issued by PNC Bank, National Association in the amount of $146,294 for the account of Johnson Outdoors Inc. in favor of beneficiary The Travelers Indemnity Company.

2.           Letter of Credit Number 18124200-00 issued by PNC Bank, National Association in the amount of $35,000 for the account of Johnson Outdoors Inc. in favor of beneficiary Lumbermens Mutual Casualty Company, In Liquidation.

SCHEDULE 6.1.1

Qualifications to do Business

State	Johnson Outdoors Inc.	Johnson Outdoors Watercraft Inc.	Johnson Outdoors Marine Electronics, Inc.	Johnson Outdoors Diving LLC	Under Sea Industries, Inc.	Johnson Outdoors Gear, Inc.

AL			X			X

AZ						X

CA		X		X		X

CO	X

CT						X

DE		X		X	X	X

FL			X	X

GA			X

IN			X

LA		X	X

ME		X

MD				X

MA			X	X

MI	X	X	X

MN			X

MT						X

MO		X	X	X		X

NH			X			X

NY						X

NC	X	X	X

OH						X

OR		X				X

SC			X

TX	X

VA						X

WA		X

WI	X	X	X	X		X

SCHEDULE 6.1.2

Subsidiaries

Loan Party	Jurisdiction of Loan Party	Subsidiary	Jurisdiction of Subsidiary	Percentage of Ownership of Loan Party in Subsidiary

Johnson Outdoors Inc.	Wisconsin	Johnson Outdoors Diving LLC	Delaware	100%

		Johnson Outdoors Gear, Inc.	Delaware	100%

		Johnson Outdoors Marine Electronics, Inc.	Delaware	100%

		Johnson Outdoors Watercraft Inc.	Delaware	100%

		Under Sea Industries, Inc.	Delaware	100%

		Johnson Outdoors Canada Inc.	Canada	100%

Johnson Outdoors Watercraft Inc.	Delaware	None	N/A	N/A

Johnson Outdoors Marine Electronics, Inc.	Alabama	None	N/A	N/A

Johnson Outdoors Diving LLC	Delaware	None	N/A	N/A

Under Sea Industries, Inc.	Delaware	JWA Holding BV	Netherlands	100%

Johnson Outdoors Gear, Inc.	Delaware	None	N/A	N/A

SCHEDULE 7.1.1

Opinion of Counsel

[Attached.]

SCHEDULE 8.2.1

Permitted Indebtedness

None.

EXHIBIT 5.9.7(A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 15, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Johnson Outdoors Inc., Johnson Outdoors Watercraft Inc., Johnson Outdoors Marine Electronics, Inc., Johnson Outdoors Diving LLC, Under Sea Industries, Inc., Johnson Outdoors Gear, Inc., PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit 5.9.7(A)	1

EXHIBIT 5.9.7(B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 15, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Johnson Outdoors Inc., Johnson Outdoors Watercraft Inc., Johnson Outdoors Marine Electronics, Inc., Johnson Outdoors Diving LLC, Under Sea Industries, Inc., Johnson Outdoors Gear, Inc., PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit 5.9.7(B)	1

EXHIBIT 5.9.7(C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 15, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Johnson Outdoors Inc., Johnson Outdoors Watercraft Inc., Johnson Outdoors Marine Electronics, Inc., Johnson Outdoors Diving LLC, Under Sea Industries, Inc., Johnson Outdoors Gear, Inc., PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit 5.9.7(C)	1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[  ]

Schedule 1.1(A)	2

EXHIBIT 5.9.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 15, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Johnson Outdoors Inc., Johnson Outdoors Watercraft Inc., Johnson Outdoors Marine Electronics, Inc., Johnson Outdoors Diving LLC, Under Sea Industries, Inc., Johnson Outdoors Gear, Inc., PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit 5.9.7(D)	1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[  ]

Exhibit 5.9.7(D)	2